EXHIBIT 10.30
FORM OF STOCK AWARD AGREEMENT
PURSUANT TO THE
2020 ADVISOR OMNIBUS INCENTIVE COMPENSATION PLAN OF
NEW YORK CITY REIT, INC.
THIS AGREEMENT (this “Agreement”) is made as of [___], 202[_] (the “Grant Date”), by and between New York City REIT, Inc., a Maryland corporation with its principal office at 650 Fifth Avenue, 30th Floor, New York, New York 10019 (the “Company”), and New York City Advisors, LLC (the “Participant”).

WHEREAS, the Company maintains the 2020 Advisor Omnibus Incentive Compensation Plan of New York City REIT, Inc. (effective on August 18, 2020, as may be amended from time to time, the “Plan”); and

WHEREAS, Section 10 of the Plan provides that the Company, through the Committee, has the ability to grant stock awards (“Stock Awards”) of shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) to the Advisor and its Affiliates, as Eligible Persons.
NOW, THEREFORE, the Company and the Participant agree as follows:
1. Sale of Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant a Stock Award in respect of [_____] shares of Class A Common Stock; and, accordingly, the Participant shall be entitled to all rights of a holder of shares of Class A Common Stock set forth in Section 3 hereof as of the Grant Date. Participant has provided value, in the form of a lump sum cash payment, of no less than $[_____] in respect of the Stock Award, which the Board has determined is equal to the Fair Market Value of the Stock Award as of the Grant Date.
2. Vested Award; Effect of Termination. Subject to the terms of the Plan and this Agreement, the Stock Award shall be immediately fully vested on the Grant Date. If the Participant incurs a Termination for any reason or no reason, the Stock Award will remain outstanding and subject to its terms as in effect from time to time.
3. Rights as a Holder of Shares. From and after the Grant Date, the Participant shall have, with respect to the Stock Award, all of the rights of a holder of shares of Class A Common Stock, including, without limitation, the right to vote the shares, to receive and retain all cash dividends and other distributions payable to holders of shares of record on and after the Grant Date (although such dividends and other distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes and under other applicable legal circumstances), and to exercise all other rights, powers and privileges of a holder of shares of Class A Common Stock with respect to the Stock Award.
4. Taxes. To the extent applicable, the Participant shall be subject to the provisions of Section 19 of the Plan with respect to any required withholding or other tax obligations in connection with the issuance and delivery of the Stock Award or otherwise in connection with this Agreement. The Participant acknowledges that (i) upon the Grant Date, the Participant shall pay to the Company, the Advisor or one of their respective affiliates, or make arrangements satisfactory to the Company, the Advisor or one of their respective affiliates, regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to the Stock Award; and (ii) the Company, the Advisor or one of their respective affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to the Stock Award, including by selling or otherwise reducing the number of Shares otherwise deliverable or delivering Shares already owned, in each case, having a Fair Market Value equal to the amount of such tax withholding obligations in accordance with the Plan.
5. No Obligation to Continue Advisor Relationship. Neither the execution of this Agreement nor the issuance of the Stock Award hereunder constitute an agreement by the Company to continue to engage the Participant as the Advisor of the Company during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any shares of Class A Common Stock subject to the Stock Award are outstanding.
6. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the shares of Class A Common Stock subject to the Stock Award provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
7. Miscellaneous.
(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b) This Stock Awardshall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock Award, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, subject to adjustments and other actions in accordance with Section 5 of the Plan.
(c) The Participant agrees that the award of the Stock Award hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan or any life insurance, disability or other benefit plan of the Company, the Advisor or any of their respective affiliates.

(d) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(e) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(f) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(g) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(h) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to New York City REIT, Inc. at 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attn: Chief Financial Officer.
(i) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
8. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan and a related prospectus has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
[signature page(s) follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEW YORK CITY REIT, INC.

By:         ______________________________
Name:
Title:

Participant

NEW YORK CITY ADVISORS, LLC

_______________________________
Name:
Title:

4